Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 112 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Growth & Income Portfolio of our report dated September 16, 2015; Fidelity Blue Chip Value Fund of our report dated September 18, 2015 and Fidelity Small Cap Value Fund of our report dated September 21, 2015; Fidelity Small Cap Growth Fund of our report dated September 16, 2015; Fidelity Leveraged Company Stock Fund of our report dated September 17, 2015 and Fidelity Dividend Growth Fund of our report dated September 23, 2015 relating to the financial statements and financial highlights included in the July 31, 2015 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts September 24, 2015